UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2026

_______________________________

SUN

(Exact name of registrant as specified in its charter)

_______________________________

Wyoming	333-287884	35-2871996
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

10 Lily Pond Lane

East Hampton, New York 11937

(Address of Principal Executive Offices) (Zip Code)

(424) 465-0407

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 8, 2026, SUN (the “Company”) entered into a Master Services and Digital Platform Agreement (the “Agreement”) with Phoenix Dance Theatre, a leading United Kingdom performing arts organization (the “Client”). The Client is an independent arm’s-length third party. Prior to the execution of the Agreement, neither the Company nor any of its officers, directors, or affiliates maintained any material relationship with the Client.

Pursuant to the terms of the Agreement, the Company will deploy its proprietary digital platform infrastructure, integrating virtual performance tools, advanced audience engagement technologies, and scalable content management systems. These enterprise solutions are designed to modernize and support the Client’s digital programming, global audience outreach, and immersive multimedia initiatives.

Key commercial and structural terms of the Agreement include:

•Aggregate Contract Value: The Agreement provides for an aggregate contract value of approximately US$350,000 over the duration of the engagement.

•Initial Deployment Capital: The Client will remit an initial implementation and platform configuration fee of US$50,000 upon formal project commencement on July 1, 2026.

•Structured Revenue Model: The remaining contract value will be realized sequentially through a combination of structured development milestones, recurring platform maintenance fees, ongoing system optimization support, and high-margin content integration services.

•Long-Term Horizon: The Agreement carries an initial term of thirty-six (36) months, establishing a multi-year partnership framework, unless earlier terminated in accordance with its provisions.

•Operational Scope and Timeline: Technical execution encompasses the deployment of end-to-end digital audience infrastructure and immersive media frameworks, with primary implementation schedules structured to commence during the third quarter of 2026.

Strategic Horizon and Future Outlook

Management views this long-term agreement as a significant validation of SUN’s core business strategy and a clear signal of the Company’s expanding footprint within the international entertainment, immersive media, and enterprise digital engagement sectors.

By anchoring this partnership over a multi-year horizon, the Agreement not only secures an immediate baseline of predictable service and licensing revenue, but also establishes a scalable operational blueprint. The Company intends to leverage this infrastructure model to aggressively capture market share across the broader performing arts and digital media landscapes, driving sustained, long-term growth and enhancing future shareholder value.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Master Services and Digital Platform Agreement. The Company intends to file the Agreement as an exhibit to its Quarterly Report on Form 10-Q for the period ending June 30, 2026.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUN

By	/s/ Michael Ssebugwawo Muyingo
Name: Michael Ssebugwawo Muyingo Title: Chief Executive Officer

Date: June 15, 2026

3